Consent of Independent Registered Public Accounting Firm
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We consent to the use in this Registration Statement of Legend Motors Worldwide, Inc. on Form SB-2 (No. ____) of our report, dated July 1, 2005 for L.A. West, Inc., appearing in the Prospectus, which is part of this Registration Statement, and of our report dated July 1, 2005, relating to the financial statements of L.A. West, Inc. appearing elsewhere in this Registration Statement.






Orlando, Florida
August ___, 2005